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                                                                     EXHIBIT 5.1

                            SNOW BECKER KRAUSS P.C.
                               605 Third Avenue
                           New York, New York 10158
                            Telephone: 212-687-3860
                               Fax: 212-949-4240

                                    January 15, 1999

Board of Directors
Enamelon, Inc.
15 Kimball Avenue
Yonkers, New York 10704

Gentlemen:

     You have requested our opinion, as counsel for Enamelon, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission for the sale by the selling securityholders named in the Registration Statement of up to 1,777,196 shares of common stock, $0.01 par value (the "Common Stock"), that they may acquire upon conversion of the Company's Series B Convertible Preferred Stock as described in the Registration Statement (the "Registered Shares").

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon the foregoing, it is our opinion that:


     1. The Company has been duly organized, is validly existing and in good standing under the laws of the state of Delaware.

     2.  The Registered Shares have been duly authorized.

     3. When issued in accordance with the terms of the Certificate of Designations, Preferences and Rights authorizing the issuance of the Series B Convertible Preferred Stock, the Registered Shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                         Very truly yours,
                                         /s/ Snow Becker Krauss P.C.
                                         SNOW BECKER KRAUSS P.C.